UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 30, 2017 (November 24, 2017) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Failure to Satisfy a Continued Listing Rule or Standard

On November 24, 2017, the NASDAQ Stock Market sent written notice to Sonic Foundry, Inc. (the “Company”} that its private placement of Series A Convertible Preferred Stock (“Series A Preferred”) did not comply with NASDAQ Listing Rule 5640 and NASDAQ Listing Rule 5635(c).  The notice further stated, however, that the Company has regained compliance with Rules 5640 and 5635(c) and that the matter is closed.

On May 30, and June 8, 2017, the Company sold an aggregate of 824.17 shares of Series A Preferred for $910 per share. Mr. Mark Burish, a director of the Company, purchased a total of 604.40 shares. Separately, on August 23, 2017, the Company entered into an agreement with Mr. Burish to sell another 1310.87 shares of Series A Preferred for $762.85 per share in two separate $500,000 tranches, the first of which closed on August 23, 2017 and the second of which closed on November 9. 2017. The Series A had a stated conversion price of $4.23 per share and voted on an as if converted basis. However, since the shares of Series A were sold at a discount to the $1,000 face value, the actual conversion price was $3.85 per share for the Series A sold on May 30, and June 8, 2017, and $3.23 per share for the Series A sold pursuant to the August 23, 2017 agreement. The market value of the common stock on May 26, 2017, the business day immediately prior to the creation of the Series A, was $4.11. The Staff of the NASDAQ Stock Market determined that by affording the holders of the Series A voting rights based on a discounted conversion price, the Company did not comply with NASDAQ Listing Rule 5640.

Additionally, since the Series A can convert into common stock at a discount to the market value of the Common Stock, the staff of the NASQAQ Stock Market determined that the Series A shares issued to Mr. Burish would be considered “equity compensation” and required shareholder approval prior to the issuance of the Series A Preferred under NASDAQ Listing Rule 5635(c).

On November 7, 2017, the Company entered into an Agreement with Mr. Burish such that Mr. Burish waived his right to convert the Series A Preferred into common stock until shareholder approval has been obtained, and to waive his right to vote his shares of Series A Preferred Stock to approve the issuance of the Series A Preferred Stock. Further, on November 21, 2017, the Company filed an amendment to the Articles Supplementary for the Series A Preferred. The amendment changed the voting rights of the holders of Series A Preferred, such that each share of Series A Preferred shall be entitled to 221 votes (which represents the number of shares calculated by dividing the initial issuance price of the preferred shares of $910 by the market price of the common stock on such initial date of issuance of $4.11.)   As a result of the agreement with Mr. Burish and the amendment to the Articles Supplementary, the Staff of the NASDAQ Stock Market notified Sonic Foundry, Inc. that it has regained compliance with Rules 5640 and 5635(c).

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

99.1	Press release of Sonic Foundry, Inc., dated November 30, 2017

EXHIBIT LIST

NUMBER DESCRIPTION

99.1	Press release of Sonic Foundry, Inc., dated November 30, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

November 30, 2017	By: /s/ Kenneth A. Minor
Kenneth A. Minor
                         Chief Financial Officer